Exhibit 99.1

                               [SKY HARVEST LOGO]


         SKY HARVEST ADDS KEY INDUSTRY EXPERIENCE TO ITS ADVISORY BOARD

April 8, 2014                                           Symbol: SKYH:OTC Markets

VANCOUVER, BRITISH COLUMBIA - Sky Harvest Energy Corp. is pleased to announce that it has appointed Jay (Jatinder) Bhogal, Adam Kirchhefer, and Harry Bauskin to its advisory board.

Mr. Bhogal is the founder, President, and CEO of Vector Asset Management, Inc., a Vancouver-based private company involved in identifying, incubating, financing, and advancing new ventures from concept to commercialization. He has over 20 years of experience in financing and developing companies in diversified industries, including online media, information technologies, health services, medical devices, drug discovery, vaccine production, and conventional and alternative energy.

At S.A. Kirchhefer Ltd., Dr. Kirchhefer was involved in project management and the design of various engineering projects. He has also recently accepted the position of Research Council Officer with the National Research Council of Canada, a government agency involved in research and technology development. He holds a Ph.D. in mechanical engineering from The University of Western Ontario where his thesis focused on aerodynamics, wind tunnel testing, as well as instrumentation and measurement. Sky Harvest will rely on Dr. Kirchhefer to aid in the optimal development of our vertical axis wind turbine.

In addition, the Company announces that Mr. Harry Bauskin has resigned as a director of Sky Harvest Energy Corp. and its wholly-owned subsidiary, Sky
Vertical Technologies Inc., in order to pursue other business interests. Mr. Bauskin will act as a member of the advisory boards of both companies.

The advisory board of Sky Harvest Energy Corp. now consists of Bertan Atalay, Martin Bernholtz, William Lister, Orly Brown and the new appointees. The advisory board of Sky Vertical Technologies Inc. consists of Ronald J. Rickert, Paul J. Walitsky, and Harry Bauskin.
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In connection  with the advisory board  appointments,  Sky Harvest's  President,
William Iny, stated, "We are fortunate to have three additions to our advisory board that provide us with the technical expertise necessary to complete the commercial development of our vertical axis wind turbine, as well as experience in fostering and financing new ventures. We believe that we have a complete team with the ability to take our business plan to fruition."

In connection with the appointments, Sky Harvest has agreed to grant incentive stock options on a total of 150,000 shares of its common stock with an exercise price of $0.10 each for a period of five years. In addition, the Company has agreed to reduce the exercise price relating to 175,000 previously granted incentive stock options to $0.10.

SKY HARVEST ENERGY CORP.

William Iny, President & CEO

SKY HARVEST ENERGY CORP. IS A UNITED STATES AND BRITISH COLUMBIA REPORTING ISSUER INVOLVED IN THE DESIGN AND MANUFACTURE OF VERTICAL AXIS WIND TURBINES AND IN THE DEVELOPMENT OF UTILITY GRADE WIND POWER PROJECTS LOCATED IN SOUTHWEST SASKATCHEWAN, CANADA.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that the advisory boards will provide guidance to its Board of Directors; that the Company will succeed in the commercial development of its vertical axis wind turbine; and that the advisory board members' past experience will increase the Company's ability to successfully accomplish its proposed business plan. Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to expand our operations and achieve commercial development of its vertical axis wind turbine, that we may not succeed in our current operations, that the Company's ownership of its vertical axis wind is in dispute and is the subject of current litigation; and that the Board of Directors may not make use of the advisory services of the advisory board members or that the members may not provide such services when needed. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.

For further information:
Sky Harvest at 604-267-3041 locally or toll-free 1-877-700-7021